Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-264063 on Form S-8 of our report dated June 14, 2022 relating to the financial statements of Algoma Steel Group Inc. appearing in this Annual Report on Form 20-F for the year ended March 31, 2022.

/s/ Deloitte LLP

Chartered Professional Accountants

Licensed Public Accountants

Toronto, Canada

June 17, 2022